UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2026
AirSculpt Technologies, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-40973 (Commission File Number)	87-1471855 (IRS Employer Identification No.)

2023 West Platt Street, Tampa, Florida		33606
(Address of Principal Executive Offices)		(Zip Code)
(786) 709-9690
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Exchange on Which Registered:
Common Stock, $0.001 par value per share	AIRS	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Financing Agreement

On November 5, 2026 (the “Closing Date”), AirSculpt Technologies, Inc. (the “Company”), EBS Intermediate Parent LLC, a wholly-owned subsidiary of the Company (“EBS Parent”), and EBS Enterprises LLC, a wholly-owned subsidiary of EBS Parent (the “Borrower”), entered into a Financing Agreement (the “Financing Agreement”) with the lenders from time to time party thereto (the “Lenders”) and Blue Torch Finance LLC, as administrative agent and collateral agent (the “Agent”). The Company and EBS Parent guarantee the Borrower’s obligations.

The Financing Agreement provides for (i) a $39.0 million senior secured term loan (the “Term Loan”), funded in full on the Closing Date, and (ii) a senior secured revolving credit facility of up to $5.0 million (the “Revolving Facility” and, with the Term Loan, the “Credit Facilities”), none of which was drawn at closing. The Borrower used the proceeds of the Term Loan to repay in full the Existing Credit Agreement (as defined below) and to pay related fees and expenses. Proceeds of any revolving loans will be used for working capital and general corporate purposes. The Credit Facilities mature on November 5, 2031. The obligations are secured by liens on substantially all of the assets of the Borrower and the guarantors.

Interest and Fees. Borrowings bear interest, at the Borrower’s option, at Term SOFR (subject to a 2.50% floor) or a reference rate, in each case plus an applicable margin based on the Company’s leverage ratio. The margin ranges from 6.75% to 7.75% for Term SOFR loans and from 5.75% to 6.75% for reference rate loans; the highest margin applies until the compliance certificate for the first full fiscal quarter after closing is delivered and while a default or event of default is continuing, and during an event of default the Agent may also charge default interest of an additional 2.00%. The Borrower pays an unused line fee of 0.50% per annum on the unused portion of the Revolving Facility, accruing from the Closing Date and payable quarterly in arrears beginning January 1, 2027, and paid customary upfront and other fees at closing pursuant to a fee letter.

Repayment and Prepayment. The Term Loan amortizes in quarterly installments beginning December 31, 2026 of $731,250, increasing to $975,000 beginning December 31, 2027 and $1,462,500 beginning December 31, 2029, with the balance due at maturity. Mandatory prepayments are required from excess cash flow for each fiscal year beginning with fiscal 2027 (75% to 0%, depending on the gross leverage ratio), payable within five business days after delivery of the audited annual financial statements for that fiscal year, and from net proceeds of certain dispositions (above $500,000 in any fiscal year, subject to limited reinvestment rights for insurance and condemnation proceeds), non-permitted indebtedness, extraordinary receipts and equity cure contributions. Term Loan prepayments (other than scheduled amortization and mandatory prepayments from excess cash flow and extraordinary receipts), permanent reductions of the Revolving Facility, acceleration and termination of the Financing Agreement are subject to a prepayment premium (the “Applicable Premium”) equal to a make-whole amount plus 3.00% during the first year after the Closing Date, then 2.00%, 1.00% and 0.50% in the second through fourth years, and zero thereafter.

Covenants. The Financing Agreement requires, tested quarterly on a trailing twelve-month basis (liquidity is tested weekly): (i) a maximum leverage ratio of 4.50:1.00 for test periods ending December 31, 2026 through September 30, 2027, stepping down to 2.00:1.00 for the period ending December 31, 2030 and thereafter; (ii) a minimum fixed charge coverage ratio of 1.00:1.00 through September 30, 2027, 1.10:1.00 through September 30, 2028 and 1.20:1.00 thereafter; and (iii) minimum average weekly liquidity of $7.5 million for each calendar week ending prior to September 30, 2027 and $5.0 million for each calendar week ending thereafter. Breaches of the leverage and fixed charge coverage covenants may be cured with equity contributions, subject to limits (no more than five times and not in consecutive quarters, and with at least two consecutive fiscal quarters without a cure in each period of four fiscal quarters) and to the requirement that the proceeds be applied to prepay the loans; no cure right applies to the liquidity covenant. The Financing Agreement also contains customary affirmative and negative covenants, including reporting, cash management (including deposit account control agreements), healthcare regulatory compliance, and limits on indebtedness, liens, fundamental changes, dispositions, investments, restricted payments and affiliate transactions. The Borrower must deliver certain items within specified periods after the Closing Date, including deposit account control agreements, landlord waivers, insurance endorsements, lien releases and certain financing statements, and failure to timely deliver them is an event of default.

Events of Default. The Financing Agreement contains customary events of default, including nonpayment, breach of representations or covenants (subject in some cases to grace periods), cross-default to other indebtedness in excess of $500,000, bankruptcy, judgments in excess of $500,000, invalidity of loan documents or liens, loss of material licenses, certain events relating to the Company’s management services arrangements with affiliated professional entities, and a change of control. If an event of default occurs, the Agent may, and at the request of the required Lenders shall, terminate the commitments, accelerate the obligations (together with the Applicable Premium) and exercise other remedies.

Except as described herein and in respect of the Financing Agreement and the related loan documents, there is no material relationship between the Company or its affiliates and the Agent or the Lenders. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Financing Agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On November 7, 2022, the Company, EBS Parent and the Borrower entered into a Credit Agreement (as amended, the “Existing Credit Agreement”) with the lenders party thereto and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company, as administrative agent, scheduled to mature on November 15, 2027. On the Closing Date, the Borrower used the proceeds of the Term Loan to repay in full all outstanding obligations under the Existing Credit Agreement, following which no obligations remained outstanding and the Existing Credit Agreement, the related loan documents and the related liens and guarantees were terminated and released. The Company did not incur any material early termination penalties.

Item 2.02 Results of Operations and Financial Condition.

On November 6, 2026, the Company issued a press release announcing results for the three and nine months ended September 30, 2026. A copy is attached as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933. The press release refers to non-GAAP financial measures and includes a reconciliation to the most directly comparable GAAP measures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements, including regarding the Company’s use of proceeds and its ability to satisfy the post-closing requirements and covenants under the Financing Agreement. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including those described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update them, except as required by law.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

10.1*
Financing Agreement, dated as of November 5, 2026, by and among AirSculpt Technologies, Inc., EBS Intermediate Parent LLC, EBS Enterprises LLC, the lenders from time to time party thereto, and Blue Torch Finance LLC, as administrative agent and collateral agent (filed herewith).

99.1	Press Release, dated November 6, 2026 (furnished herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2026

AirSculpt Technologies, Inc.

	By:	/s/ Michael Arthur
Name: Michael Arthur
Title: Chief Financial Officer
[Signature Page to the Form 8-K]